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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 19, 1998
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                         TBC Corporation
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             (Exact name of registrant as specified in its charter)


Delaware                           0-11579                       31-0600670
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(State or other                      (Commission                (IRS Employer
jurisdiction of                      File Number)                Identification
incorporation)                                                       No.)


4770 Hickory Hill Road, Memphis, Tennessee                  38141
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(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code  (901) 363-8030
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                                 Not Applicable
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          (Former name or former address, if changed since last report)



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Item 2.     Acquisition or Disposition of Assets.
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         On November 19, 1998, TBC Corporation ("TBC") acquired all of the outstanding capital stock of Carroll's, Inc., a Georgia corporation ("Carroll's") from its three shareholders, Robert E. Carroll, Jr. ("Mr. Carroll"), the 2nd Amended and Restated Stock Bonus Plan and Trust of Carroll's, Inc. (the "Stock Bonus Plan"), and the Money Purchase Plan and Trust of Carroll's, Inc. (the "Money Purchase Plan"). Of the outstanding capital stock of Carroll's, approximately 60% was owned by Mr. Carroll, 29% was owned by the Stock Bonus Plan, and the remaining 11% was owned by the Money Purchase Plan.

         Pursuant to the Share Purchase Agreement, dated November 19, 1998, among the parties (the "Agreement"), the total consideration paid by TBC for the outstanding capital stock of Carroll's was $28 million, $25.2 million of which was paid in cash at the closing and the $2.8 million balance of which was placed in escrow to satisfy pending claims, if any, that may arise against Mr. Carroll under the Agreement.

         Carroll's is a wholesale tire distributor operating in the southeastern United States. Carroll's has been a TBC distributor for nearly 30 years and is TBC's largest customer. In addition, Mr. Carroll served as a director of TBC from 1970 until his retirement from the Board in October 1998.

          Carroll's distributes TBC's products in the States of Georgia, Florida, North Carolina, South Carolina, and Alabama. Carroll's customer base includes approximately 4,000 retail tire dealers, none of whom accounted for more than 3% of Carroll's sales in each of its last three fiscal years.

         For the years ended December 31, 1995, 1996, and 1997, TBC's sales to Carroll's and distributors operating under agreements with Carroll's totaled $81.8 million, $73.5 million, and $68.8 million, respectively, and represented 14.9%, 12.2%, and 10.7%, respectively, of TBC's consolidated net sales. During the nine months ended September 30, 1998, TBC's sales to Carroll's and its related distributors were $56.4 million and represented 11.8% of TBC's consolidated net sales for the period.

         The consideration payable by TBC for the Carroll's Common Stock was determined in arms length negotiations conducted by TBC with Mr. Carroll, the Stock Bonus Plan, and the Money Purchase Plan. Mr. Carroll did not participate in any discussion or action taken by the TBC Board of Directors with respect to the Carroll's acquisition.

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         Carroll's operates sixteen warehouse facilities located throughout the southeastern United States, all of which are leased by Carroll's from a corporation controlled by Mr. Carroll. Carroll's will continue to lease the warehouse facilities under new leases executed at the closing.

         For the years ended December 31, 1995, 1996, and 1997, Carroll's net sales were $140.6 million, $144.5 million, and $148.3 million, respectively, and net income after tax was $1.7 million, $519,000, and $1.6 million, respectively. For the nine months ended September 30, 1998, Carroll's net sales totaled $122.1 million and net income after tax was $310,500.

         At September 30, 1998, Carroll's had total assets of $52.0 million, approximately $2.1 million of which consisted of property, plant, and equipment, $49.1 million of which consisted of current assets, and $825,000 of which was represented by intangibles and other assets. Stockholders' equity totaled approximately $17.9 million at September 30, 1998.

         At the present time, it is expected that the business of Carroll's, which is now a wholly-owned subsidiary of TBC, will be conducted substantially as it was prior to the acquisition, including the utilization of its physical assets. However, TBC reserves the right to make changes in the business operations of Carroll's or the utilization of its physical assets from time to time as TBC deems the same to be necessary or appropriate.

         At the time of the closing, TBC also repaid approximately $3.8 million outstanding under Carroll's existing credit facilities and repurchased 37,968 shares of TBC Common Stock from the Stock Bonus Plan at the closing price for TBC Common Stock on the day prior to the closing.

         The funds utilized by TBC to pay the $28 million purchase price for Carroll's, to repay Carroll's existing credit facilities, and to repurchase TBC shares from the Stock Bonus Plan were obtained by TBC by borrowings under TBC's existing revolving credit facilities with First Tennessee Bank, SunTrust Bank, and The Chase Manhattan Bank. At November 30, 1998, TBC owed $52.7 million, and had $25.5 million of unused availability, under these facilities.

Item 7.  Financial Statements and Exhibits.
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         (a)     Financial statements of businesses acquired - None required.

         (b)     Pro forma financial information - None required.


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         (c)     Exhibits - See Exhibit Index.



                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TBC CORPORATION
                                            ---------------
                                            (Registrant)



December 3, 1998                            By:/s/LOUIS S. DiPASQUA
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(Date)                                         Louis S. DiPasqua,
                                               Vice Chairman and
                                               Chief Executive Officer


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                                  EXHIBIT INDEX
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Exhibit No. and Description:

(2)      Plan of Acquisition, Reorganization, Arrangement, Liquidation or
         Succession.

         2.1 Share Purchase Agreement, dated November 19, 1998, by and among TBC Corporation, Robert E. Carroll, Jr., and William
                  J. Baker II, Trustee.

                  As permitted by Item 601(b)(2) of Regulation S-K, the Schedules delivered by Robert E. Carroll, Jr. to TBC Corporation contemporaneously with the execution of the above Share Purchase Agreement are not being filed herewith. A description of the contents of the Schedules is set forth on page (vi) of the Share Purchase Agreement. TBC Corporation agrees to furnish a copy of the Schedules to the Commission upon request.



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